UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 24, 2005 (March 23, 2005)
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant's telephone number, including area code:   (724) 837-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

        On March 18, 2005, Allegheny Energy, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement, dated as of March 8, 2004, as amended by Amendments No. 1 and 2, dated as of May 28, 2004 and October 12, 2004, respectively (as amended, the “Credit Agreement”), with the Lenders, the Issuing Banks (each as defined therein) and Citicorp North America, Inc., as Administrative Agent. The Amendment was effective as of March 23, 2005, upon receipt of the required consents from the lenders. Capitalized terms used in this report and not defined are used as defined in the Agreement.

        The Amendment includes modifications to the following covenants:

(a)	the Liens, Etc., Debt, Maintenance of Ownership of Subsidiaries, Sales, Etc. of Assets, Investments in Other Persons, Payment Restrictions Affecting the Borrower and its Subsidiaries, Transactions with Affiliates and Partnerships, Etc. covenants to permit a Regulated Subsidiary or its subsidiaries to engage in securitization transactions of up to an aggregate of $200 million;
(b)
the Debt covenant to, among other things, (1) remove the restrictions applicable to the Company's Regulated Subsidiaries, (2) remove the requirement that debt of Allegheny Energy Supply Company, LLC or its subsidiaries be secured and (3) increase the availability under the financing arrangement with PNC Bank, National Association to $6 million;
(c)	the Liens, Etc. and Prepayments, Etc. of Debt covenants to remove the restrictions applicable to the Company's Regulated Subsidiaries; and
(d)
the Investments in Other Persons and Restricted Payments covenants to permit the Company pay up to $5 million to repurchase shares of its common stock, options to purchase shares and stock units from current and former employees and directors.

        In addition, the Amendment amended related definitions and representations and warranties and contained immaterial modifications to various other provisions of the Agreement.

        The Amendment also included waivers to various provisions of the Agreement to permit:

(a)	the Company and its wholly owned subsidiary, Allegheny Capital Trust I (the "Trust"), to complete the offer and consent solicitation relating to the Trust's 11 7/8% Mandatorily Convertible Trust Preferred Securities (the "Preferred Securities") and any subsequent redemption of the Preferred Securities if the aggregate principal amount is less than $25 million;
(b)	Monongahela Power Company, a wholly owned subsidiary of the Company, to prepay and/or refinance certain of its outstanding preferred stock; and
(c)	the Company to pay up to $3.8 million during 2004 to repurchase shares of its common stock, options to purchase shares and stock units from former employees and directors.

        The Administrative Agent and certain of the Lenders and Issuing Banks and/or their affiliates have performed investment banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2005	ALLEGHENY ENERGY, INC. BY: /S/ JEFFREY D. SERKES —————————————— Name: Jeffrey D. Serkes Title: Senior Vice President and Chief Financial Officer

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